UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

ZELTIQ Aesthetics, Inc. held its Annual Meeting of Stockholders on May 30, 2014. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each of the two directors, and for, against, abstenting and broker non-votes with respect to the other matter. A more complete description of each matter is set forth in ZELTIQ’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2014.

1. ZELTIQ’s stockholders elected each of the two directors proposed by ZELTIQ for re-election, to serve until ZELTIQ’s 2017 Annual Meeting of Stockholders or until his successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Mark J. Foley	31,242,644	230,744
Kevin C. O’Boyle	30,888,774	584,614

There were 3,211,932 broker non-votes for this proposal.

2. ZELTIQ’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows:

Shares voted for:	34,645,714
Shares voted against:	37,451
Shares abstaining:	2,155
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: June 3, 2014	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary